UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/20/2013

InSite Vision Incorporated
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22332

Delaware	94-3015807
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

965 Atlantic Ave.
Alameda, California 94501
(Address of principal executive offices, including zip code)

510-865-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

    On June 20, 2013, InSite Vision Incorporated ("InSite") entered into an amendment (the "Amendment") to its License Agreement with Inspire Pharmaceuticals, Inc. ("Inspire"), dated February 15, 2007 (the "License Agreement").

    Under the License Agreement, InSite exclusively licensed to Inspire certain intellectual property in connection with the development and commercialization of topical anti-infective products containing azithromycin as the sole active ingredient for human ocular or ophthalmic indications (each a "Subject Product") in the United States and Canada and their respective territories and possessions (the "Territory").

    The Amendment grants back to InSite the right to develop and, subject to Inspire's exclusive option discussed below, commercialize AzaSite Xtra, a 2.0% azithromycin ophthalmic solution that otherwise would have been a Subject Product under the License Agreement.

    The Amendment also grants Inspire the exclusive option, but not the obligation, to re-acquire the exclusive right to develop and commercialize AzaSite Xtra in the Territory from InSite (the "AzaSite Xtra Option"). The AzaSite Xtra Option can be exercised during the period commencing on the effective date of the Amendment and ending on the date that is ten (10) business days following the first regulatory approval of AzaSite Xtra in the United States, unless the License Agreement is earlier terminated or has expired in accordance with its terms. Upon exercise of the AzaSite Xtra Option, Inspire is required to pay InSite a one-time payment. In addition, in the event that Inspire exercises the AzaSite Xtra Option, Inspire will be obligated to pay InSite royalties on net sales of AzaSite Xtra consistent with the terms of the License Agreement for so long as InSite remains indebted under certain Senior Secured Notes. In the event that InSite is no longer indebted under the Senior Secured Notes, InSite has agreed to negotiate in good faith a separate royalty buy-down agreement with Inspire with respect to AzaSite Xtra; provided that any modification to royalty payment obligations with respect to AzaSite Xtra would be subject to InSite and Inspire reaching a subsequent agreement.

    InSite and Inspire agreed that within thirty (30) days after the effective date of the Amendment, they will establish a committee to manage their interactions regarding the development by InSite of AzaSite Xtra (the "Steering Committee"). InSite has the final decision-making authority with respect to the development of and regulatory strategy for AzaSite Xtra in the Territory unless and until Inspire exercises the AzaSite Xtra Option.

    This summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the second quarter ending June 30, 2013. The License Agreement was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InSite Vision Incorporated

Date: June 26, 2013	By:	/s/ Timothy Ruane
Timothy Ruane
Chief Executive Officer